IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE AEYE, INC.	) )	C.A. No. 2023-0236-LWW

CORRECTED VERIFIED PETITION

FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner AEye, Inc. (the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (“Section 205”) for judicial validation of potentially defective corporate acts and a declaration that shares of the Company’s putative stock are shares of valid stock as described below:

NATURE OF THE ACTION

1.             The Company seeks urgent relief to resolve uncertainty concerning its capital structure and the validity of its Second Amended and Restated Certificate of Incorporation (the “Post-Merger Charter”) adopted in connection with a “de-SPAC” transaction that closed in August 2021.1

2.             The Company incorporated in Delaware in 2016 as a special purpose acquisition vehicle or “SPAC” under the name CF SPAC Re Inc. In connection with its IPO, the Company filed an amended and restated certificate of incorporation (the “Pre-Merger Charter”). Ex. 4. The Pre-Merger Charter changed the Company’s name from CF SPAC Re Inc. to CF Finance Acquisition Corp. III (“CF III”) and authorized the issuance of 231 million shares, comprising two-hundred million shares of Class A Common Stock, thirty million shares of Class B Common Stock, and one million shares of Preferred Stock.

1 The Post-Merger Charter is attached hereto as Exhibit 1.

3.             In February 2021, the Company entered into an Agreement and Plan of Merger (as amended in April 2021, the “Merger Agreement”) pursuant to which it would acquire AEye, Inc. (“Legacy AEye”), a developer of autonomous vehicle technology (the “Merger”). In connection with the Merger, Legacy AEye would be renamed AEye Technologies, Inc. and become a wholly-owned subsidiary of the Company, which would be renamed AEye, Inc.

4.             After entering into the Merger Agreement, the Company filed a prospectus on July 21, 2021 (the “Prospectus”) scheduling a special meeting of stockholders for August 12, 2021 (the “Special Meeting”) to consider and vote upon the Merger Agreement and the transactions contemplated thereby, including proposals relating to the Company’s pre- and post-Merger capital structure.

5.             As described in the Prospectus, the Company’s stockholders were asked to consider and vote on a proposal to adopt a certificate of amendment to the Pre-Merger Charter to “increase the number of authorized shares of Class A Common Stock from 200,000,000 to 300,000,000 for the purpose of carrying out” the Merger (the “Pre-Merger Charter Amendment”). Ex. 2.

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6.             The Prospectus also included a proposal to amend and restate the Pre-Merger Charter (after giving effect to the Pre-Merger Charter Amendment) in the form of the Post-Merger Charter. The Post-Merger Charter included six separate proposed amendments to the Pre-Merger Charter (the “Post-Merger Charter Amendments”), including a proposal to “eliminate the Class B Common Stock (after giving effect to the conversion of each outstanding share of Class B Common Stock immediately prior to the closing of the [Merger] into one share of Class A Common Stock)” (the “Class B Elimination Amendment”).

7.             The Prospectus provided that (i) the Pre-Merger Charter Amendment would be “approved and adopted only if [approved by] the holders of at least a majority of the issued and outstanding shares of CF III Common Stock”; and (ii) “[a]pproval of each of the Post-Merger Charter Amendment Proposals require[d] the affirmative vote of a majority of the votes cast by the stockholders of CF III present or represented by proxy at the meeting and entitled to vote thereon.”

8.             The Prospectus further provided that the Merger, the Post-Merger Charter Amendments, and each of the other proposals put to a vote at the Special Meeting were “conditioned on the approval of the Pre-Merger Charter Amendment Proposal at the Special Meeting.” If the Merger failed to receive the requisite votes, the Pre-Merger Amendment would not be filed with the Delaware Secretary of State.

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9.             The Company held the Special Meeting on August 12, 2021. The proposals to approve the Merger, the Pre-Merger Charter Amendment, and the Post-Merger Charter Amendments (including the Class B Elimination Amendment) each received approval from the holders of a majority of the Company’s outstanding shares of Common Stock, including the holders of a majority of the Company’s outstanding shares of Class A Common Stock and Class B Common Stock. However, the Company neither sought nor obtained separate class votes of the outstanding shares of Class A Common Stock or Class B Common Stock for the Pre-Merger Charter Amendment or the Class B Elimination Amendment.

10.          Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) provides that separate classes of capital stock—but not separate series of stock—are entitled to vote separately as a class on any amendment to a company’s certificate of incorporation that would increase the number of authorized shares of such class unless otherwise provided in the certificate. In relevant part, Section 242(b)(2) provides:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

38 Del. C. § 242(b)(2).

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11.          The Company believed in good faith that the Pre-Merger Charter Amendment and the Class B Elimination Amendment were validly adopted under the terms of the Pre-Merger Charter because the Company viewed its Class A Common Stock and Class B Common Stock as two series of the same class of common stock rather than two different classes.

12.          The Company filed the certificate of amendment for the Pre-Merger Charter Amendment with the Delaware Secretary of State on August 13, 2021.

13.          The Merger closed on August 16, 2021, and the Company filed the Post-Merger Charter with the Delaware Secretary of State on August 16, 2021. As a result of the transactions contemplated by the Merger Agreement, the Pre-Merger Charter Amendment, and the Post-Merger Charter Amendments, following the Merger, the Company believed it was authorized to issue three-hundred million shares of Common Stock and one million shares of Preferred Stock.

14.          But because the Company did not obtain a separate vote of Class A Common Stock in connection with the Pre-Merger Charter Amendment or a separate vote of Class B Common Stock in connection with the Class B Elimination Amendment at the Special Meeting, the validity of the Pre-Merger Charter Amendment and the Post-Merger Charter have come into question due to this Court’s recent opinion in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) (“Boxed”).

15.          This uncertainty inhibits the Company from performing important, fundamental corporate functions.

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16.          The Company therefore brings this Petition pursuant to Section 205, seeking urgent Court assistance in validating the Pre-Merger Charter Amendment and the Post-Merger Charter.2

JURISDICTION

17.          The Court has jurisdiction over this Petition pursuant to 8 Del. C. § 205(e).

FACTUAL BACKGROUND

A.	The Company Incorporates And Undertakes An IPO

18.          The Company is a Delaware corporation incorporated on March 15, 2016 as a SPAC under the name CF SPAC Re Inc.

19.          The Company’s original certificate of incorporation authorized CF SPAC Re Inc. to issue 59 million shares of Common Stock and one million shares of Preferred Stock. Ex. 3.

2 As set forth in the [Proposed] Order Granting the Company’s Motion for Expedited Proceedings, filed contemporaneously, the Company intends to file notice of this Petition on Form 8-K with the U.S. Securities & Exchange Commission in advance of any hearing on the Petition in accordance with the notice procedures set forth in similar petitions. See, e.g., In re Lordstown Motors Corp., C.A. No. 2023-0083-LWW, at 10 (Del. Ch. Feb. 3, 2023) (ORDER), In re Chargepoint Hldgs., Inc., C.A. No. 2023-0113-LWW (Del. Ch. Feb. 3, 2023) (ORDER); In re Lucid Gp., Inc., C.A. No. 2023-0116-LWW (Del. Ch. Feb. 3, 2023) (ORDER); In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch. Feb. 3, 2023) (ORDER).

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20.          After the Company’s stockholders approved the Pre-Merger Charter, the Company filed it with the Delaware Secretary of State on November 12, 2020. Ex. 4. The Pre-Merger Charter changed the Company’s name from CF SPAC Re Inc. to CF Finance Acquisition Corp. III and authorized the issuance of 231 million shares, comprising two-hundred million shares of Class A Common Stock, thirty million shares of Class B Common Stock, and one million shares of Preferred Stock. Ex. 4. Like many other SPACs, the Company viewed its Common Stock as a single class with two series.

21.          On November 18, 2020, the Company filed a Form 8-K announcing that it had consummated an initial public offering and, in connection with its initial public offering, that it had filed the Pre-Merger Charter with the Delaware Secretary of State on November 12, 2020.

22.          Section 4.1 of the Pre-Merger Charter set forth the Company’s authorized capital stock as follows:

The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 231,000,000 shares, consisting of (a) 230,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 30,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Ex. 4 Art. IV § 4.1 (emphasis in original).

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B.	The Company Enters Into The Merger Agreement And Schedules The Special Meeting

23.          On February 17, 2021, the Company entered into Merger Agreement to acquire Legacy AEye, a developer of autonomous driving technology. In connection with the Merger, Legacy AEye would be renamed AEye Technologies, Inc. and would become a wholly-owned subsidiary of the Company, which would be renamed AEye, Inc. Ex. 5 at 1.

24.          On July 21, 2021, the Company filed the Prospectus, which set forth six proposals to be considered and voted upon by the Company’s stockholders at the Special Meeting scheduled for August 12. Proposal 1 contemplated the adoption of the Pre-Merger Charter Amendment to increase the number of shares of Class A Common Stock authorized for issuance under the Pre-Merger Charter from 200 million to 300 million for the purposes of carrying out the Merger. Ex. 6 at 101, 107.3

25.          The Company explained in the Prospectus the reasons for proposing the Pre-Merger Charter Amendment:

3 Other proposals included (i) a proposal to approve the Merger Agreement; (ii) a director election proposal to elect seven directors to serve on the board of the post-Merger Company; (iii) a proposal to issue up to 176,581,440 shares of Class A Common Stock (required under Nasdaq listing rules); (iv) adoption of the Post-Merger Charter, including a proposal to adopt the Class B Elimination Amendment; (v) an equity incentive plan; and (vi) a proposal to adjourn the Special Meeting, if necessary to permit further solicitation and vote of proxies

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Based on the number of shares of Class A Common Stock that CF III expects to issue . . . in connection with the [Merger], CF III does not anticipate to have sufficient shares of Class A Common Stock authorized to issue the shares of Class A Common Stock deliverable . . . at the Closing. Accordingly, we are seeking stockholder approval to increase the authorized Class A Common Stock from 200,000,000 to 300,000,000 shares.

Ex. 6 at 107. The Company anticipated that, upon consummation of the Merger, former holders of Legacy AEye capital stock and convertible equity instruments would own approximately 75.4% of the post-Merger Company’s equity. Ex. 6 at 30.

26.          The Prospectus explained that the Pre-Merger Charter Amendment would be “approved and adopted only if the holders of at least a majority of the issued and outstanding shares of CF III Common Stock” vote in favor of the proposal and that Merger and other proposals to be voted upon at the Special Meeting “are conditioned on the approval of the Pre-Merger Charter Amendment Proposal at the Special Meeting.” Ex. 6 at 107. The Prospectus further explained that, “[i]f the [Merger] Proposal is not approved, the Pre-Merger Charter Amendment will not be filed with the Secretary of State of the State of Delaware.” Ex. 6 at 107.

27.          Upon consummation of the Merger, the Post-Merger Charter and the Class B Elimination Amendment would, if approved, eliminate the Class B Common Stock with each outstanding share of Class B Common Stock existing immediately prior to the consummation of the Merger being converted into one share of Class A Common Stock. Ex. 6 at 145.

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C.	Stockholders Vote To Approve The Merger At The Special Meeting

28.          The record date for the Special Meeting was July 12, 2021. Ex. 6 at 5.

29.          As of the close of business on the record date, there were 29,250,000 outstanding shares of CF III Common Stock entitled to vote at the Special Meeting on the proposals described in the Prospectus. Ex. 6 at 31. Of those shares, 23,500,000 shares were shares of Class A Common Stock, and 5,750,000 shares were shares of Class B Common Stock (called “Founder Shares”). Ex. 6 at 31.

30.          The Company held the Special Meeting on August 12, 2021. A total of 23,371,990 outstanding shares entitled to vote, representing approximately 79.9% of CF III’s outstanding shares of Common Stock, were present in person or by proxy, constituting a quorum to conduct business. Ex. 5 at 2.

31.          The proposal to approve the Pre-Merger Charter Amendment received the affirmative vote of 20,061,998 shares of Common Stock, representing approximately 85.8% of the 23,371,990 outstanding shares in attendance or represented by proxy at the Special Meeting. Ex. 5 at 3. The 20,061,998 shares voted in favor of the Pre-Merger Charter Amendment also represented approximately 68.5% of the total outstanding shares of Common Stock entitled to vote. Accordingly, the Company believed the Pre-Merger Charter Amendment received the requisite stockholder vote and disclosed in its August 16, 2021 Form 8-K that the Pre-Merger Charter Amendment had been validly approved.

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32.          The proposal to approve the Class B Elimination Amendment received the affirmative vote of 20,108,605 shares of Common Stock, representing approximately 86% of the 23,371,990 outstanding shares in attendance or represented by proxy at the Special Meeting. Ex. 5 at 4. The 20,108,605 shares voted in favor of the Class B Elimination Amendment represented approximately 68.7% of the total outstanding shares of Common Stock entitled to vote. Accordingly, the Company believed the Class B Elimination Amendment received the requisite stockholder vote and disclosed in its August 16, 2021 Form 8-K that the Class B Elimination Amendment had been approved.

33.          However, the Pre-Merger Charter Amendment and the Class B Elimination Amendment were not approved by, respectively, a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock in separate class votes.

34.          Assuming that all 5,750,000 outstanding shares of Class B Common Stock were voted in favor of the Pre-Merger Charter Amendment, then 14,311,998 shares of Class A Common Stock also were voted in favor of the Pre-Merger Charter Amendment, representing approximately 81.2% of the 17,621,990 outstanding shares of Class A Common Stock in attendance or represented by proxy at the Special Meeting and approximately 60.9% of the total outstanding shares of Class A Common Stock entitled to vote.

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35.          The proposal to approve the Merger received the affirmative vote of 20,110,079 shares representing approximately 86% of the 23,371,990 outstanding shares in attendance or represented by proxy at the Special Meeting. Ex. 5 at 3. The 20,110,079 shares voted in favor of the Merger also represented approximately 68.75% of the total outstanding shares of CF III’s Common Stock entitled to vote.

36.          The Company filed the certificate of amendment for the Pre-Merger Charter Amendment with the Delaware Secretary of State on August 13, 2021.

37.          The Merger closed on August 16, 2021.

38.          In connection with the closing of the Merger, the Company filed the Post-Merger Charter with the Delaware Secretary of State on August 16, 2021.

39.          The Company also listed its post-Merger shares of Common Stock on Nasdaq, where they currently trade.

40.          Pursuant to the Class B Elimination Amendment, immediately following the Merger, each share of the Company’s Class B Common Stock converted into one share of Class A Common Stock, such that the number of authorized shares of Class B Common Stock was reduced to zero.

41.          Upon the close of the Merger and taking into account the shares of Class A Common Stock issued pursuant to the Merger, there were 154,404,302 outstanding shares of Company Common Stock. Ex. 7 at 3. The Company has outstanding warrants to acquire 7,833,323 shares of Common Stock.

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42.          Since the closing of the Merger and at all times through the date hereof, the number of issued and outstanding shares of Company Common Stock has remained less than 200,000,000, the number of shares of Class A Common Stock originally authorized under the Pre-Merger Charter. As of February 22, 2023, the Company had 168,304,366 shares of Common Stock outstanding.

D.	This Court’s Decision in Boxed

43.          This Court’s recent decision in Boxed calls into question the validity of the Pre-Merger Charter Amendment and the Post-Merger Charter. In Boxed, the defendant corporation sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the special meeting of stockholders, the plaintiff in Boxed wrote a letter to the company’s board asserting that the voting standard described in the proxy would violate the voting rights of the Class A common stockholders under Section 242(b). Id. The defendant corporation chose to amend its merger agreement and supplemented its proxy statement to require a separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger closed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for conferring alleged benefits on the company and its stockholders as a result of this change. Id. In determining whether the plaintiff’s demand would warrant a fee award under the corporate benefit doctrine, the Court considered whether the plaintiff’s demand was meritorious. Id. at *4. This required the Court to evaluate whether the voting standard complied with Section 242(b)(2). Id.

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44.          The Court in Boxed ultimately determined that the Class A common stock and Class B common stock at issue were separate classes of capital stock, rather than series. Id. at *9.

45.          Here, like the certificate of incorporation at issue in Boxed, (i) the Pre-Merger Charter referred to the authorized common shares as “classes,” (ii) Section 4.1 of the Pre-Merger Charter set forth the number of shares and par values of Class A Common Stock, Class B Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Pre-Merger Charter empowered the board to create “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, whereas no similar provision existed for common stock.

46.          While the Court’s discussion of the merits in Boxed was not a final ruling on the merits, the opinion suggests that a reviewing Court may view the Pre-Merger Charter as creating separate classes of capital stock, rather than a separate series of a single class of Common Stock. If a reviewing Court reached that conclusion, the Pre-Merger Charter Amendment would have required a separate vote of the Class A Common Stock, and the Class B Elimination Amendment would have required a separate vote of the Class B Common Stock, neither of which was obtained.

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47.          As a result of the uncertainty regarding the issues raised by Boxed, the validity of the Pre-Merger Charter Amendment, the Post-Merger Charter, which effected the Class B Elimination Amendment, the Company’s capital structure, and the Merger have all become and will remain uncertain absent prompt relief from the Court.

E.	This Court’s Authority to Validate Potentially Defective Corporate Acts Under Section 205

48.          Section 205 grants this Court the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to [8 Del. C.] § 204” and “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3),(4).

49.          Under Section 205, this Court has the authority to do any of the following:

(i)	“[v]alidate and declare effective any defective corporate act or putative stock and impose conditions upon such validation,”;
(ii)	“[o]rder the Secretary of State to accept an instrument for filing with an effective time specified by the Court, which effective time may be prior to . . . the time of such order”;
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(iii)	“[d]eclare that shares of putative stock are shares of valid stock or require a corporation to issue and deliver shares of valid stock in place of any shares of putative stock”;
(iv)	“[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act or at such other time as the Court shall determine”;
(v)	“[d]eclare that putative stock validated by the Court shall be deemed to be an identical share or fraction of a share of valid stock as of the time originally issued or purportedly issued or at such other time as the Court shall determine”; and
(vi)	“[m]ake such other orders regarding such matters as it deems proper under the circumstances.”

8 Del. C. §§ 205(b)(2), (4), (6), (8)–(10).

50.          A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1).

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51.          A “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

52.          “Putative stock” is defined, in pertinent part, as “the shares of any class or series of capital stock of the corporation . . . that: a. But for any failure of authorization would constitute valid stock; or b. Cannot be determined by the board of directors to be valid stock.” 8 Del. C. 204(h)(4).

53.          If a separate vote of the Company’s Class A Common Stock were required to approve the Pre-Merger Charter Amendment or a separate vote of the Company’s Class B Common Stock were required to approve the Class B Elimination Amendment under Section 242(b)(2), the Company’s failure to obtain such class votes would constitute “failures of authorization” for purposes of Section 205. Consequently, the Pre-Merger Charter Amendment, and any shares of the Company’s Class A Common Stock issued or to be issued in reliance on the effectiveness thereof may be invalid and would constitute “defective corporate acts” and “putative stock” under Section 205. Likewise, the Post-Merger Charter could constitute a “defective corporate act.”

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54.          Moreover, because the Company’s board of directors cannot determine whether the shares of Class A Common Stock authorized by the Pre-Merger Charter Amendment constitute shares of valid stock in light of the Boxed decision, such shares are “putative stock” regardless of whether this Court could ultimately decide that the Pre-Merger Charter Amendment was a “defective corporate act.”

55.          This Court has the authority under Section 205 to validate the Pre-Merger Charter Amendment and the Post-Merger Charter (including the Class B Elimination Amendment) and to declare that any shares authorized by the Pre-Merger Charter Amendment constitute shares of valid stock.

F.	Consideration of Statutory Validation Factors Under Section 205

56.          Section 205(d) sets forth certain factors that the Court may consider in connection with the resolution of matters under Section 205(b):

(i)	Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;
(ii)	Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;
(iii)	Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;
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(iv)	Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and
(v)	Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

57.          Belief in the Validity of the Pre-Merger Charter Amendment and the Post-Merger Charter. The Company has demonstrated its good faith belief that the Pre-Merger Charter Amendment and Post-Merger Charter had been properly approved through its actions taken in connection with consummating the Merger. In the Company’s Form 8-K, filed on August 16, 2021, the Company disclosed that the Pre-Merger Charter Amendment “required the affirmative vote of” and had been approved by “a majority of the issued and outstanding shares of Common Stock entitled to vote thereon at the Special Meeting.” Ex. 5 at 2. The Company also disclosed that the Merger, which was “conditioned on the approval of the Pre-Merger Charter Amendment at the Special Meeting,” Ex. 6 at 107, had been consummated on August 16, 2021, Ex. 5 at 2. Further, the Company filed the Post-Merger Charter with the Delaware Secretary of State on August 16, 2021 based on its belief that the Pre-Merger Charter Amendment and the Class B Elimination Amendment had been validly approved at the Special Meeting.

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58.          Treatment of the Pre-Merger Charter Amendment and Post-Merger Charter as Valid. The Company has at all times treated the Pre-Merger Charter Amendment and the Post-Merger Charter as valid, and numerous stockholders of the post-Merger Company have as well. For example, the Company treated the Pre-Merger Charter Amendment as valid when, among other things, it represented to its public stockholders in a Form 8-K, filed on August 16, 2021, that the Pre-Merger Charter Amendment was validly approved by “a majority of the issued and outstanding shares of Common Stock entitled to vote thereon at the Special Meeting.” Ex. 5 at 2-3. The Company also consummated the Merger on August 16, 2021 subject to having obtained stockholder approval of the Pre-Merger Charter Amendment at the Special Meeting. Ex. 6 and 107; Ex. 5 at 2-3. Further, the Company filed the Post-Merger Charter with the Delaware Secretary of State on August 16, 2021 based on its belief that the Pre-Merger Charter Amendment and Merger had been validly approved at the Special Meeting.

59.          At all times since consummating the Merger, the Company has operated in reliance on the votes it received at the Special Meeting without which the post-Merger Company could not exist. The Company’s stockholders, many of whom received Common Stock in exchange for their equity in Legacy AEye and many others of whom acquired stock Company Common Stock after the Merger in reliance on the Company’s public statements regarding the results of the Special Meeting, have relied on the public record relating to the Merger, the Pre-Merger Charter Amendment, and the Post-Merger Charter.

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60.          Harm Arising from Validation of the Pre-Merger Charter Amendment and the Post-Merger Charter. The Company does not believe that any person would be harmed by judicial validation of the Pre-Merger Charter Amendment and the Post-Merger Charter if this Petition is granted. Indeed, this Petition would avoid harm to the Company’s stockholders, ensure that the Post-Merger Charter under which the Company and its stockholders have been operating since August 2021 is valid and effective, and resolve whether the Company may issue the additional authorized shares pursuant to the Pre-Merger Charter Amendment.

61.          Harm Arising from Failure to Validate the Pre-Merger Charter Amendment and the Post-Merger Charter. Many people—and the Company itself—would be harmed if the Court does not validate the Pre-Merger Charter Amendment and the Post-Merger Charter.

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62.          As an initial matter, the Company is required to file its Annual Report by March 31, 2023, but it will be unable to do so unless the Court validates the Pre-Merger Charter Amendment and the Post-Merger Charter. The ongoing uncertainty regarding the validity of the Pre-Merger Charter Amendment and the Post-Merger Charter has caused the Company’s auditors to become concerned about the Company’s ability to provide accurate representations, and the Company’s auditors have informed the Company that they intend to withhold their audit opinion until the Court validates the Pre-Merger Charter Amendment and the Post-Merger Charter. The Company cannot file its Annual Report without an audit opinion. In addition, the Company’s annual meeting is scheduled to occur in May 2023. The Company will need to confirm the validity of the Pre-Merger Charter Amendment and the Post-Merger Charter in order to determine which proposals must be presented to the Company’s stockholders at the annual meeting and which shares will be entitled to vote. Without clarity regarding these necessary actions, the Company’s ability to maintain its Nasdaq listing is likely to be jeopardized.

63.          Moreover, it is currently unclear how many shares of Common Stock the Company is authorized to issue. This uncertainty could impede the Company’s future capital raising activities, cause the Company to fail to satisfy its obligations to deliver shares of the Company’s Class A Common Stock upon the exercise of outstanding warrants, cause market disruption, disturb the Company’s commercial relationships, impact the Company’s ability to offer competitive compensation to its current and future directors, officers, and employees, adversely affect strategic acquisitions or partnership opportunities, cause a loss of value for the Company’s stockholders, and result in the Company’s de-listing from Nasdaq.

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64.          The uncertainty regarding the Company’s capital structure also threatens the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. Specifically, the Company may need to raise additional capital to execute its business plan and continue ongoing operations. The uncertainty regarding the validity of the Company’s Class A Common Stock impedes, challenges, and may prevent the Company from raising capital through the sale of additional securities. The uncertainty is also likely to restrict the Company’s ability to attract leading talent, given a potential inability to issue equity compensation to directors and officers.

65.          Other Factors Supporting Validation. At least two “other factors” support granting the relief requested here.

66.          First, “self-help” ratification by the Company’s stockholders under Section 204 would be costly, time-consuming, and may not be an effective alternative. The Company would need to incur significant cost and expense in connection with preparing and filing a proxy statement and calling a special meeting of stockholders to approve the ratification, a process that could take several months. Further, under Section 204, the Company would need to file a certificate of validation with the Delaware Secretary of State to ratify the Post-Merger Charter. See 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate of incorporation previously filed with the Delaware Secretary of State). Processing times for certificates of validation are uncertain and could add several months to the process after stockholder ratification. Until the Delaware Secretary of State processes a certificate of validation, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. These additional costs and expenses and the additional months of uncertainty regarding the Company’s capital structure could be avoided if the Court were to grant the relief requested in this Petition.

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67.          Second, this Petition presents an opportunity for the Court to reassure markets that the post-Boxed cloud of uncertainty now faced by many other companies following similar de-SPAC transactions can be resolved without substantial cost or risk. See, e.g., In re Lordstown Motors Corp., C.A. No. 2023-0083-LWW (Del. Ch.), In re Lucid Gp., Inc., C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs., Inc., C.A. No. 2023-0113-LWW (Del. Ch.); In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.).

68.          The Company therefore respectfully requests that the Court validate the Pre-Merger Charter Amendment and the Post-Merger Charter, including the Class B Elimination Amendment, to prevent ongoing and significant harm to the Company, its business prospects, and its stockholders.

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COUNT I
(Judicial Validation Under 8 Del. C. § 205)

69.          The Company repeats and realleges the foregoing allegations as if fully set forth herein.

70.          Section 205 was designed to give the Court flexibility to validate defective corporate acts and to declare that shares of putative stock are shares of valid stock.

71.          Pursuant to Section 205, the Court is empowered to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to [8 Del. C.] § 204” and “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock” and to “[d]eclare that a defective corporate act validated by the Court shall be effective as of the tine of the defective corporate act.” 8 Del. C. §§ 205(a)(3), (4).

72.          The Court may also take any of the following actions:

(i)	“[v]alidate and declare effective any defective corporate act or putative stock and impose conditions upon such validation,”;
(ii)	“[o]rder the Secretary of State to accept an instrument for filing with an effective time specified by the Court, which effective time may be prior to . . . the time of such order”;
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(iii)	“[d]eclare that shares of putative stock are shares of valid stock or require a corporation to issue and deliver shares of valid stock in place of any shares of putative stock”;
(iv)	“[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act or at such other time as the Court shall determine”;
(v)	“[d]eclare that putative stock validated by the Court shall be deemed to be an identical share or fraction of a share of valid stock as of the time originally issued or purportedly issued or at such other time as the Court shall determine”; and
(vi)	“[m]ake such other orders regarding such matters as it deems proper under the circumstances.”

8 Del. C. §§ 205(b)(2), (4), (6), (8)–(10).

73.          The Company is authorized to bring this Petition under 8 Del. C. § 205(a).

74.          Section 205(d) sets forth factors that the Court of Chancery may consider in connection with the resolution of an application for judicial validation. Validation is warranted based on the factors identified:

75.          First, the Company filed the Pre-Charter Amendment and the Post-Merger Charter, which effected the Class B Elimination Amendment, with the Delaware Secretary of State in the good faith belief that these had been approved by the Company’s stockholders in accordance with Delaware law and the Pre-Merger Charter.

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76.          Second, the Company has treated the Pre-Merger Charter Amendment and the Post-Merger Charter as valid and treated all acts in reliance on the Pre-Merger Charter Amendment and the Post-Merger Charter as valid. Many third parties, including financing sources, key business partners, stockholders, employees, and directors, have also relied on the validity of the Pre-Merger Charter Amendment and the Post-Merger Charter and have treated all acts in reliance on the Pre-Merger Charter Amendment and the Post-Merger Charter as valid.

77.          Third, no persons would be harmed by the validation of the Pre-Merger Charter Amendment or the Post-Merger Charter. The results of the Special Meeting and the filing of the Pre-Merger Charter Amendment and the Post-Merger Charter were disclosed publicly, and actions have been taken in reliance thereon.

78.          Fourth, as described above, the Company, its business prospects, and its stockholders may be irreparably and significantly harmed absent relief from this Court.

79.          Fifth, “self-help” ratification by the Company’s stockholders under Section 204 would be costly, time-consuming, and may not be an effective alternative.

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RELIEF REQUESTED

WHEREFORE, the Company respectfully requests that this Court enter an Order:

a.              Validating and declaring effective the Pre-Merger Charter Amendment, including the filing and effectiveness thereof, as of 1:06 p.m. on August 13, 2021, being the date and time that the Pre-Merger Charter Amendment was originally filed with the Delaware Secretary of State;

b.             Validating and declaring effective the Post-Merger Charter (and the Class B Elimination Amendment effected thereby), including the filing and effectiveness thereof, as of 8:13 a.m. on August 16, 2021, being the date and time that the Post-Merger Charter was originally filed with the Delaware Secretary of State;

c.              Validating and declaring that any and all shares of Company Common Stock issued in reliance on the Pre-Merger Charter Amendment or the Post-Merger Charter or that may in the future be issued in reliance on the Pre-Merger Charter Amendment or the Post-Merger Charter are and shall be shares of valid stock, each as of their original issuance dates; and

d.             Granting such other and further relief as the Court deems just and proper.

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/s/ Stephen C. Childs A. Thompson Bayliss (#4379) Stephen C. Childs (#6711) Abrams & Bayliss LLP 20 Montchanin Road, Suite 200 Wilmington, DE 19807 (302) 778-1000

Dated: February 24, 2023	Counsel for AEye, Inc.